Exhibit 107

Calculation of Filing Fee Tables

           F-1

(Form Type)

                Planet Image International Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security	Security	Fee	Amount	Proposed	Proposed	Fee Rate	Amount of
	Type	Class	Calculation	Registered	Maximum	Maximum		Registration
		Title	or Carry		Offering	Aggregate		Fee
			Forward		Price Per	Offering
			Rule		Unit	Price(1)
Fees To Be Paid	Equity	Class A ordinary shares, par value HK$0.0001 per share(2)	Rule 457(a)	6,900,000	$5.00	$34,500,000	0.0000927	$3,198.15
	Equity	Underwriter warrants(3)	Rule 457(g)	–	–	–	–	–
	Equity	Class A ordinary shares, par value HK$0.0001 per share, underlying the underwriter warrants	Rule 457(a)	345,000	$6.25	$2,156,250	0.0000927	$199.88
	Total Offering Amounts					$36,656,250		$3,398.03
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$3,398.03

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(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Includes the offering price attributable to additional shares that Network 1 Financial Securities, Inc. (the “underwriter”) has the option to purchase to cover over-allotments, if any.
(2)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	The Registrant will issue to the underwriter warrants to purchase a number of ordinary shares equal to an aggregate of 5% of the ordinary shares sold in the offering. The exercise price of the underwriter’s warrants is equal to 125% of the offering price of the ordinary shares offered. The underwriter’s warrants are exercisable at any time, and from time to time, in whole or in part, starting from six months after the closing of the offering until three years commencing from the effective date of the registration statement on Form F-1.